CERTIFIED TO BE A TRUE AND CORRECT COPY
AS TAKEN FROM AND COMPARED WITH THE
ORIGINAL ON FILE IN THIS OFFICE

SEP 27 2010

SECRETARY OF STATE OF SOUTH CAROLINA

STATE OF SOUTH CAROLINA
SECRETARY OF STATE

ARTICLES OF INCORPORATION

TYPE OR PRINT CLEARLY IN BLACK INK

1 The name of the proposed corporation is HHC CONWAY INVESTMENT, INC

2 The initial registered office of the corporation is c/o C T Corporation System, 75 Beattie Place
Street Address

Greenville	Greenville	South Carolina	29601
City	County	State	Zip Code

and the initial registered agent at such address is C T Corporation System
Print Name

I hereby consent to the appointment as registered agent of the corporation
C T Corporation System
By ____________ Agent's Signature Michael E Jones Assistant Secretary

3 The corporation is authorized to issue shares of stock as follows Complete "a" or "b", whichever is applicable

a [x] The corporation is authorized to issue a single class of shares, the total number of shares authorized is 1,000

b [ ] The corporation is authorized to issue more that one class of shares

Class of Shares	Authorized No of Each Class

The relative right, preference, and limitations of the shares of each class, and of each series within a class, are as follows

4 The existence of the corporation shall begin as of the filing date with the Secretary of State unless a delayed date is indicated (See Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended) ____________

051128-0096 FILED 11/28/2005
HHC CONWAY INVESTMENT, INC
Filing Fee $135 00 ORIG
Mark Hammond South Carolina Secretary of State

Name of Corporation

5 The optional provisions, which the corporation elects to include in the articles of incorporation, are as follows (See the applicable provisions of Sections 33-2-102, 35-2-105, and 35-2-221 of the 1976 South Carolina Code of Laws, as amended)

6 The name, address, and signature of each incorporator is as follows (only one is required)

a THOMAS W BURTON
Name

901 MAIN STREET, SUITE 4400, DALLAS, TX 75202
Address

Thomas W. Burton
Signature

b
Name

Address

Signature

c
Name

Address

Signature

7 I, CHARLES E McDONALD JR, an attorney licensed to practice in the state of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapter 2, Title 33 of the 1976 South Carolina Code of Laws, as amended, relating to the articles of incorporation

Date 11-23-05

Signature

CHARLES E McDONALD JR
Type or Print Name

BOX 2048
Address

GREENVILLE SC 29602

864.240.3305
Telephone Number